                                                                     EXHIBIT 4.5

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              GENITOPE CORPORATION

         WARRANT TO PURCHASE SHARES OF SERIES F PREFERRED STOCK

NO. W-1                                                          AUGUST 29, 2003

         THIS CERTIFIES THAT, for value received, Stanford C. Finney, with his principal office at 8201 Preston Road, Suite 400, Dallas, TX 75225 or assigns (the "HOLDER"), is entitled to subscribe for and purchase at the per share Exercise Price (defined below) from Genitope Corporation, a Delaware corporation, with its principal office at 525 Penobscot Drive, Redwood City, CA 94063 (the "COMPANY") Exercise Shares (defined below) of the Company's Series F Preferred Stock.

         Upon the automatic conversion of all outstanding shares of the Company's Preferred Stock, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the shares of Series F Preferred Stock issuable under this Warrant would then be convertible, so long as such shares would have been converted into shares of the Company's Common Stock pursuant to the automatic conversion provisions (or otherwise) set forth in the Company's Amended and Restated Certificate of Incorporation. In such event, all references to the Company's Series F Preferred Stock shall mean the Company's Common Stock, as appropriate.

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                  (a) "EXERCISE PERIOD" shall mean the period commencing with date hereof and ending five (5) years later.

                  (b) "EXERCISE PRICE" shall mean one dollar and fifty cents ($1.50) per share of Series F Preferred Stock, subject to adjustment pursuant to Section 5 below.

                  (c) "EXERCISE SHARES" shall mean 1,600,000 shares of Series F Preferred Stock, subject to adjustment pursuant to Section 5 below.

         2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following

                                       1.

to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

                  (a) an executed Notice of Exercise in the form attached hereto;

                  (b) payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

                  (c)      this original Warrant.

         Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

         The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         2.1 NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a certificate representing a number of Exercise Shares computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

         Where    X =      the number of Exercise Shares to be issued to the
                           Holder

                  Y = the number of Exercise Shares or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A = the fair market value of one Exercise Share (at the date of such calculation)

                  B = Exercise Price (as adjusted to the date of such calculation)

                                       2.

         For purposes of the above calculation, (i) if the Exercise Shares are Common Stock, the fair market value of one share of Common Stock shall be the average closing price of a share of Common Stock for the 5 consecutive days preceding the date of the Notice of Exercise on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the fair market value shall be determined by the Company's Board of Directors in good faith and (ii) if the Exercise Shares are Series F Preferred Stock, the fair market value of one share of Series F Preferred Stock shall be determined by the Company's Board of Directors in good faith.

         3.       COVENANTS OF THE COMPANY.

                  3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes.

                  3.2 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         4.       REPRESENTATIONS OF HOLDER.

                  4.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

                  4.2      SECURITIES ARE NOT REGISTERED.

                           (a)      The Holder understands that the Warrant and
the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "ACT") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or

                                       3.

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determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

                           (b)      The Holder recognizes that the Warrant and
the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Upon exercise of the Warrant for the Exercise Shares, each Purchaser will be entitled to such registration rights and other stockholder rights (including any information rights and preemptive rights or similar rights of first refusal) as have been granted to the purchasers of the Company's Preferred Stock, provided that such Purchaser executes and becomes a party to the agreements evidencing such rights.

                           (c)      The Holder is aware that neither the Warrant
nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

                  4.3      DISPOSITION OF WARRANT AND EXERCISE SHARES.

                           (a)      The Holder further agrees not to make any
disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                                    (i)      The Company shall have received a
letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

                                    (ii)     There is then in effect a
registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                                    (iii)    The Holder shall have notified the
Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

                           (b)      The Holder understands and agrees that all
certificates evidencing the shares to be issued to the Holder may bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN

                                       4.

         THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  4.4 ACCREDITED INVESTOR STATUS. The Holder is an "accredited investor" as defined in Regulation D promulgated under the Act.

         5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES. In the event of changes in the outstanding number of shares of the Series F Preferred Stock of the Company by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

         6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

         7. REORGANIZATION. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state or any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merge or reorganization, own more than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (an "ORGANIC CHANGE"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Series F Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series F Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.

                                       5.

         8. MARKET STAND-OFF AGREEMENT. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

         9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         10. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

         11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         12. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed in the first paragraph hereof or at such other address as the Company or Holder may designate by ten days advance written notice to the other parties hereto.

         13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of California as applied

                                       6.

to agreements among California residents, made and to be performed entirely within the State of California without giving effect to conflicts of laws principles.

                                       7.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of August 29, 2003.

                                     GENITOPE CORPORATION

                                     By:/s/ Dan W. Denney, Jr.
                                        ----------------------------------------
                                        Dan W. Denney, Jr.
                                        Chief Executive Officer

                                     Notices to the Company to be sent to:

                                     Genitope Corporation
                                     525 Penobscot Drive
                                     Redwood City, CA  94063
                                     Attn:  Laura Randall Woodhead,
                                     Senior Corporate Counsel
                                     Phone:   650-482-2132
                                     Fax:     650-482-2138

                                     With copies to be sent to:

                                     Cooley Godward LLP
                                     3000 El Camino Real
                                     5 Palo Alto Square
                                     Palo Alto, CA 94306
                                     Attn: Suzanne Sawochka Hooper
                                     Phone: 650-843-5180
                                     Fax: 650-849-7400

                                [SIGNATURE PAGE]

                               NOTICE OF EXERCISE

TO:  GENITOPE CORPORATION

         (1)      [ ]      The undersigned hereby elects to purchase ________
shares of the Series F Preferred Stock of GENITOPE CORPORATION (the "COMPANY") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                  [ ]      The undersigned hereby elects to purchase ________
shares of the Series F Preferred Stock of GENITOPE CORPORATION (the "COMPANY") pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Series F Preferred Stock in the name of the undersigned or in such other name as is specified below:

                          ____________________________
                                     (Name)

                          ____________________________
                          ____________________________
                                    (Address)

         (3) The undersigned represents that (i) the aforesaid shares of Series F Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Series F Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Series F Preferred Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Series F Preferred Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance

                                       1.

with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

_____________________________________        ___________________________________
(Date)                                       (Signature)
                                             ___________________________________
                                             (Print name)

                                       2.

                                 ASSIGNMENT FORM

                           (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: __________________________________________________________________________
                                 (Please Print)

Address: _______________________________________________________________________
                                 (Please Print)

Dated:  __________, 20__

Holder's
Signature: ____________________________________________

Holder's
Address: ______________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                       3.